Exhibit 99
Investor Contact:
Megan Jones
Exact Sciences Corp.
meganjones@exactsciences.com
608-535-8815

Media Contact:
Morry Smulevitz
Exact Sciences Corp.
msmulevitz@exactsciences.com
608-345-8010

For Immediate Release

Exact Sciences Announces Second-Quarter 2023 Results
Reports record results, generates positive free cash flow, raises full-year guidance

Second-quarter 2023 highlights

•Total second quarter revenue of $622 million, an increase of 19%, and $617 million of core revenue, an increase of 24%
•Cash provided by operating activities was $100 million and free cash flow was $66 million
•Full-year 2023 revenue and adjusted EBITDA guidance raised by $54 million and $63 million at the midpoints, respectively

MADISON, Wis., August 1, 2023 -- Exact Sciences Corp. (Nasdaq: EXAS), a leading provider of cancer screening and diagnostic tests, today announced that the company generated revenue of $622.1 million for the second quarter ended June 30, 2023, compared to $521.6 million for the same period of 2022.

"The team at Exact Sciences is powering the most innovative growth engine in cancer diagnostics," said Kevin Conroy, chairman and CEO. "Led by our best-in-class scientific team, we'll continue to enhance our current tests and develop new tests that help meaningfully improve patient outcomes. The second-quarter results demonstrate how our scale and commercial teams will help those tests impact millions of patients while improving profitability."

Second-quarter 2023 financial results

For the three-month period ended June 30, 2023, as compared to the same period of 2022 (where applicable):

•Total revenue was $622.1 million, an increase of 19 percent
•Core revenue was $617.5 million, an increase of 24 percent
•Screening revenue was $462.8 million, an increase of 31 percent
•Precision Oncology revenue was $157.2 million, an increase of 2 percent, or 7 percent on a core revenue basis
•COVID-19 testing revenue was $2.1 million, a decrease of 84 percent
•Gross margin including amortization of acquired intangible assets was 71 percent, and non-GAAP gross margin excluding amortization of acquired intangible assets was 75 percent
•Net loss was $81.0 million, or $0.45 per share, compared to a net loss of $166.1 million, or $0.94 per share
•EBITDA was $(21.7) million and adjusted EBITDA was $66.9 million
•Cash provided by operating activities was $100.4 million and free cash flow was $65.7 million
•Cash, cash equivalents, and marketable securities were $775.7 million at the end of the quarter

Screening primarily includes laboratory service revenue from Cologuard® tests and PreventionGenetics. Precision Oncology includes laboratory service revenue from global Oncotype DX® products and therapy selection products.

2023 outlook

The company anticipates revenue of $2.441-$2.466 billion during 2023, assuming:

•Screening revenue of $1.820-$1.835 billion,
•Precision Oncology revenue of $615-$625 million, and
•COVID-19 testing revenue of $6 million.

Revenue guidance has been raised from the previously expected range of $2.380-$2.420 billion, which assumed:

•Screening revenue of $1.770-$1.795 billion,
•Precision Oncology revenue of $605-$620 million, and
•COVID-19 testing revenue of $5 million.

Second-quarter 2023 conference call & webcast
Company management will host a conference call and webcast on Tuesday, August 1, 2023, at 5 p.m. ET to discuss second-quarter 2023 results. The webcast will be available at exactsciences.com. Domestic callers should dial 888-330-2384 and international callers should dial +1-240-789-2701. The access code for both domestic and international callers is 4437608.

An archive of the webcast will be available at exactsciences.com. A replay of the conference call will be available by calling 800-770-2030 domestically or +1-647-362-9199 internationally. The access code for the replay of the call is 4437608. The webcast, conference call, and replay are open to all interested parties.

Non-GAAP disclosure
In addition to the company's financial results determined in accordance with U.S. GAAP, the company provides non-GAAP measures that it determines to be useful in evaluating its operating performance and liquidity. The company presents EBITDA, adjusted EBITDA, non-GAAP gross margin, non-GAAP gross profit, core revenue, and free cash flow. EBITDA and adjusted EBITDA consist of net loss after adjustment for those items shown in the table below. The company defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding amortization of acquired intangible assets. The amortization of acquisition-related intangible assets used in the calculation of non-GAAP gross profit and non-GAAP gross margin pertain only to the amortization associated with developed technology acquired and recorded through purchase accounting transactions. The amortization of these intangible assets will recur in future periods until such intangible assets have been fully amortized. Core revenue is calculated to adjust for recent divestitures, COVID-19 testing revenue and foreign currency exchange rate fluctuations. To exclude the impact of change in foreign currency exchange rates from the prior period under comparison, the Company converts the current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates. The company considers free cash flow to be a liquidity measure and is calculated as net cash used in or provided by operating activities, reduced by purchases of property, plant and equipment. Management believes that presentation of non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company's core operating results and comparison of operating results across reporting periods. The company uses this non-GAAP financial information to establish budgets, manage the company's business, and set incentive and compensation arrangements. The company believes free cash flow provides useful information to management and investors since it measures our ability to generate cash from business operations. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For example, non-GAAP gross margin and non-GAAP gross profit exclude the amortization of acquired intangible assets although such measures include the revenue associated with the acquisitions. Additionally, adjusted EBITDA excludes a number of expense items that are included in net loss. As a result, positive adjusted EBITDA may be achieved while a significant net loss persists. For a reconciliation of these non-GAAP measures to GAAP, see below “EBITDA and Adjusted EBITDA Reconciliations”, “Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations”, “Reconciliation of Core Revenue” and “Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flow”. The company presents certain forward-looking statements about the company’s future financial performance that include non-GAAP measures. These non-GAAP measures include adjustments like stock-based compensation, acquisition and integration costs including gains and losses on contingent consideration liabilities that are difficult to predict for future periods because the nature of the adjustments pertain to events that have not yet occurred. Additionally management does not forecast many of the excluded items for internal use. Information reconciling forward-looking non-GAAP measures to U.S. GAAP measures is therefore not available without unreasonable effort, and is not provided. The occurrence, timing, and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the company's GAAP results.

About Cologuard
The Cologuard test was approved by the FDA in August 2014, and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. The Cologuard test is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2021) and National Comprehensive Cancer Network (2016). The Cologuard test is indicated to screen adults 45 years of age and older who are at average risk for colorectal cancer by detecting certain DNA markers and blood in the stool. Do not use the Cologuard test if you have had precancer, have inflammatory bowel disease and certain hereditary syndromes, or have a personal or family history of colorectal cancer. The Cologuard test is not a replacement for colonoscopy in high risk patients. The Cologuard test performance in adults ages 45-49 is estimated based on a large clinical study of patients 50 and older. The Cologuard test performance in repeat testing has not been evaluated.
The Cologuard test result should be interpreted with caution. A positive test result does not confirm the presence of cancer. Patients with a positive test result should be referred for colonoscopy. A negative test result does not confirm the absence of cancer. Patients with a negative test result should discuss with their doctor when they need to be tested again. Medicare and most major insurers cover the Cologuard test. For more information about the Cologuard test, visit cologuardtest.com. Rx only.

About Exact Sciences’ Precision Oncology portfolio
Exact Sciences’ Precision Oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The OncoExTra™ test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the OncoExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. Exact Sciences enables patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine by applying real-world evidence and guideline recommendations. To learn more, visit precisiononcology.exactsciences.com.

About PreventionGenetics
Founded in 2004 and located in Marshfield, Wisconsin, PreventionGenetics is a CLIA and ISO 15189:2012 accredited laboratory. PreventionGenetics delivers clinical genetic testing of the highest quality at fair prices with exemplary service to people around the world. PreventionGenetics has 25 PhD geneticists on staff and provides tests for nearly all clinically relevant genes including the powerful and comprehensive germline whole genome sequencing test, PGnome® and whole exome sequencing test, PGxome®. PreventionGenetics was acquired by Exact Sciences in December 2021.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences gives patients and health care professionals the clarity needed to take life-changing action earlier. Building on the success of the Cologuard® and Oncotype® tests, Exact Sciences is investing in its pipeline to develop innovative solutions for use before, during, and after a cancer diagnosis. For more information, visit ExactSciences.com, follow Exact Sciences on Twitter @ExactSciences, or find Exact Sciences on LinkedIn and Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; expectations for development of new or improved products and services and their impact on patients; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts.

Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; our reliance upon certain suppliers, including suppliers that are the sole source of certain products; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; the results of our validation studies and clinical trials, including the risks that the results of future studies and trials may differ materially from the results of previously completed studies and trials; our ability to manage an international business and our expectations regarding our international expansion and opportunities; our ability to raise the capital necessary to support our operations or meet our payment obligations under our indebtedness; the potential effects of changing macroeconomic conditions, including the effects of inflation and interest rate and foreign currency exchange rate fluctuations and any such efforts to hedge such effects; our ability to efficiently and flexibly manage our business amid uncertainties related to the coronavirus (“COVID-19”) pandemic; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ operations or the divestiture of business operations will be greater than expected and the possibility that integration or divestiture efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; our ability to retain and hire key personnel; and the impact of labor shortages, turnover, and labor cost increases. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$622,093	$521,640	$1,224,543	$1,008,211

Operating expenses
Cost of sales (exclusive of amortization of acquired intangible assets)	156,991	144,600	313,857	279,305
Research and development	104,095	106,083	199,514	208,331
Sales and marketing	176,490	215,922	363,454	448,103
General and administrative	237,965	181,672	455,260	351,442
Amortization of acquired intangible assets	22,929	26,356	45,857	51,010
Impairment of long-lived assets	552	6,591	621	6,591
Total operating expenses	699,022	681,224	1,378,563	1,344,782
Loss from operations	(76,929)	(159,584)	(154,020)	(336,571)

Other income (expense)
Investment income (loss), net	4,828	(3,719)	5,318	(5,206)
Interest expense	(7,818)	(4,511)	(3,711)	(8,989)
Total other income (expense)	(2,990)	(8,230)	1,607	(14,195)

Net loss before tax	(79,919)	(167,814)	(152,413)	(350,766)

Income tax benefit (expense)	(1,107)	1,751	(2,764)	3,766

Net loss	$(81,026)	$(166,063)	$(155,177)	$(347,000)

Net loss per share—basic and diluted	$(0.45)	$(0.94)	$(0.87)	$(1.98)

Weighted average common shares outstanding—basic and diluted	180,204	176,364	179,393	175,396

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$604,363	$242,493
Marketable securities	171,349	389,564
Accounts receivable, net	178,317	158,043
Inventory	130,770	118,259
Prepaid expenses and other current assets	89,129	73,898
Property, plant and equipment, net	686,602	684,756
Operating lease right-of-use assets	148,690	167,003
Goodwill	2,346,248	2,346,040
Intangible assets, net	1,910,559	1,956,240
Other long-term assets, net	89,536	90,577
Total assets	$6,355,563	$6,226,873

Liabilities and stockholders' equity
Current liabilities	$488,057	$412,747
Convertible notes, net	2,311,567	2,186,106
Long-term debt, less current portion	—	50,000
Other long-term liabilities	330,816	352,459
Operating lease liabilities, less current portion	168,501	182,399
Total stockholders’ equity	3,056,622	3,043,162
Total liabilities and stockholders’ equity	$6,355,563	$6,226,873

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Reconciliation of Core Revenue
(Amounts in thousands)

	GAAP
	Three Months Ended June 30,
	2023	2022	% Change
Screening	$462,787	$353,894	31%
Precision Oncology	157,174	153,995	2%
COVID-19 Testing	2,132	13,751	(84)%
Total	$622,093	$521,640	19%

	Non-GAAP
	Three Months Ended June 30,
	2023 (1)	2022 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$462,787	$353,894	31%	$—	$462,787	31%
Precision Oncology	154,884	144,450	7%	(198)	154,686	7%
Total	$617,671	$498,344	24%	$(198)	$617,473	24%

	GAAP
	Six Months Ended June 30,
	2023	2022	% Change
Screening	$905,982	$660,416	37%
Precision Oncology	312,606	306,615	2%
COVID-19 Testing	5,955	41,180	(86)%
Total	$1,224,543	$1,008,211	21%

	Non-GAAP
	Six Months Ended June 30,
	2023 (1)	2022 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$905,982	$660,416	37%	$—	$905,982	37%
Precision Oncology	308,275	288,102	7%	1,094	309,369	7%
Total	$1,214,257	$948,518	28%	$1,094	$1,215,351	28%

(1) Excludes revenue from the divested Oncotype DX Genomic Prostate Score test and COVID-19 testing.

(2) Foreign currency impact is calculating the change in current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.

(3) Excludes revenue from the divested Oncotype DX Genomic Prostate Score test and COVID-19 testing, as well as the impact of foreign currency exchange rate fluctuations.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$622,093	$521,640	$1,224,543	$1,008,211
Cost of sales (exclusive of amortization of acquired intangible assets)	156,991	144,600	313,857	279,305
Amortization of acquired intangible assets (1)	20,718	22,477	41,435	44,954
Gross profit	$444,384	$354,563	$869,251	$683,952
Gross margin	71%	68%	71%	68%

Amortization of acquired intangible assets (1)	20,718	22,477	41,435	44,954
Non-GAAP gross profit	$465,102	$377,040	$910,686	$728,906
Non-GAAP gross margin	75%	72%	74%	72%

(1) Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of sales.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
EBITDA and Adjusted EBITDA Reconciliations
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2023	2022	2023	2022
Net loss	$(81,026)	$(166,063)	$(155,177)	$(347,000)
Interest expense (1)	7,818	4,511	3,711	8,989
Depreciation and amortization	50,439	51,861	100,182	99,508
Income tax (benefit) expense	1,107	(1,751)	2,764	(3,766)
EBITDA	$(21,662)	$(111,442)	$(48,520)	$(242,269)
Stock-based compensation (2)	70,766	64,494	132,663	129,975
Investment loss (income)	(4,828)	3,719	(5,318)	5,206
Acquisition and integration costs (3)	4,773	(23,742)	(3,751)	(49,703)
Reduction-in-force severance (4)	—	14,613	907	14,613
Impairment of long-lived assets (5)	552	6,591	621	6,591
Legal settlement (6)	17,250	—	36,186	—
Adjusted EBITDA	$66,851	$(45,767)	$112,788	$(135,587)

(1) Interest expense for the six months ended June 30, 2023, includes a $10.3 million net gain recorded on the settlement of convertible notes, which represents the difference between (i) the fair value of the consideration transferred and (ii) the sum of the carrying value of the debt at the time of the exchange.

(2) Represents stock-based compensation expense and 401(k) match expense as the Company matches a portion of Exact Sciences employees' contributions annually in the form of the Company's common stock.

(3) Represents acquisition and related integration costs incurred as a result of the Company's business combinations and asset acquisitions. This includes fees for professional services and the remeasurement of the contingent consideration liabilities in connection with business combinations. For the three and six months ended June 30, 2023, this includes a loss of $4.2 million and a gain of $4.7 million, respectively, resulting from the remeasurement of the contingent consideration liabilities. For the three and six months ended June 30, 2022, this includes a gain of $25.1 million and $51.8 million, respectively, resulting from the remeasurement of the contingent consideration liabilities.

(4) Represents severance and legal fees incurred by the Company's international operations in 2023 as a result of proactive measures the Company put in place to address the impact of the inflationary environment and other macroeconomic trends in the fourth quarter of 2022.

(5) Represents impairment charges on the Company’s long-lived assets. For the three and six months ended June 30, 2023, the Company recorded insignificant impairments to building leases that were vacated during the year.

(6) The Company reached agreements in principle with the counterparties related to the Medicare Date of Service Rule Investigation ("DOS Rule Matter") and the Federal Anti-Kickback Statute and False Claims Act qui tam lawsuit in the second quarter of 2023, which are accrued as of June 30, 2023. The Company previously accrued $10 million in the third quarter of 2021 related to the DOS Rule Matter, and made incremental accruals in the first and second quarters of 2023 based on the Company's best estimates of the probable loss on these matters.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flow
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$100,424	$(60,916)	$62,209	$(234,670)
Net cash provided by investing activities	66,474	21,659	149,415	67,220
Net cash provided by financing activities	16,041	63,412	149,637	66,147
Effects of exchange rate changes on cash and cash equivalents	59	(510)	609	(747)
Net increase (decrease) in cash, cash equivalents and restricted cash	182,998	23,645	361,870	(102,050)
Cash, cash equivalents and restricted cash, beginning of period	421,662	190,073	242,790	315,768
Cash, cash equivalents and restricted cash, end of period	$604,660	$213,718	$604,660	$213,718

Reconciliation of free cash flow:
Net cash provided by (used in) operating activities	$100,424	$(60,916)	$62,209	$(234,670)
Purchases of property, plant and equipment	(34,721)	(63,326)	(64,081)	(96,949)
Free cash flow	$65,703	$(124,242)	$(1,872)	$(331,619)